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                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 2004, with respect to the balance sheet of KeyCorp Student Loan Trust 2004-A in the KeyCorp Student Loan Trust 2004-A Prospectus Supplement and to the incorporation by reference of our report in the Registration Statement (Form S-3, No. 333-114367) and related Prospectus of KeyCorp Student Loan Trusts each dated July 26, 2004.

         /s/ Ernst & Young LLP
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         Cleveland, Ohio
         July 26, 2004